UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 17, 2026

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 17, 2026, Algorhythm Holdings, Inc. (the “Company”) entered into Secured Pre-Paid Purchase #4 with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), under that certain securities purchase agreement (the “Securities Purchase Agreement”), dated August 21, 2025, between the Company and Streeterville. Under the Securities Purchase Agreement, the Company agreed to issue and sell shares of its common stock to Streeterville in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. Secured Pre-Paid Purchase #4 provides for a fourth Pre-Paid Purchase in the principal amount of $10,355,000, before deducting an original issue discount of $855,000 (the “Fourth Pre-Paid Purchase”). The Fourth Pre-Paid Purchase accrues interest at the rate of nine percent (9%) per annum and has a maturity date of three years.

The Fourth Pre-Paid Purchase is similar to the third Pre-Paid Purchase that the Company completed on December 19, 2025, however the Fourth Pre-Paid Purchase is secured by cash in an amount not less than the lesser of: (i) $3,500,000, and (ii) 90% of the then-current outstanding balance of the Fourth Pre-Paid Purchase (the “Minimum Balance Amount”). The Minimum Balance Amount is being held in a deposit account (the “DACA Account”) held by RIME Holdings, LLC, a Utah limited liability company and wholly-owned subsidiary of the Company that the Company formed in connection with the second Pre-Paid Purchase that the Company completed on November 13, 2025 (“RIME Holdings”), pursuant to a Deposit Account Control Agreement, dated November 13, 2025, by and among RIME Holdings, Lakeside Bank, an Illinois banking company, and Streeterville (the “DACA Agreement”). Accordingly, of the $9,500,000 in proceeds that the Company received from the Fourth Pre-Paid Purchase, $3,500,000 were placed in the DACA Account.

The Company has the right to use funds in the DACA Account to repay any portion of the outstanding balance of the Fourth Pre-Paid Purchase, but only so long as the payment does not cause the outstanding balance to drop below the Minimum Balance Amount. As long as no event of default has occurred, the Company may withdraw from the Deposit Account any funds in excess of the Minimum Balance Amount. The Fourth Pre-Paid Purchase is secured by the Security Agreement and the IP Security Agreement (each as defined in the Securities Purchase Agreement). In addition, RIME Holdings executed a guaranty of the obligations outstanding under the Fourth Pre-Paid Purchase for the benefit of Streeterville (the “Guaranty”).

The Company paid Univest Securities, LLC, its placement agent (“Univest”), a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the Fourth Pre-Paid Purchase that were not placed in the DACA Account. The Company will pay Univest a cash fee equal to eight percent (8%) of the funds held in the DACA Account when they are released to the Company.

The offer and sale of these securities was completed by the Company in a private placement transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

The foregoing description of the Securities Purchase Agreement, Secured Prepaid Purchase #4, the DACA Agreement and the Guaranty does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2025)

10.2	Secured Pre-Paid Purchase #4, dated February 17, 2026, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC

10.3	Deposit Account Control Agreement, dated November 13, 2025, by and among RIME Holdings, LLC, Lakeside Bank and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2025)

10.4	Guaranty, dated February 17, 2026, issued by RIME Holdings, LLC for the benefit of Streeterville Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Alex Andre
	Name:	Alex Andre
	Title:	Chief Financial Officer and General Counsel